LIMITED PARTNERSHIP INTEREST PURCHASE AGREEMENT

     THIS LIMITED PARTNERSHIP INTEREST PURCHASE AGREEMENT (the "Agreement") is entered into as of October 27, 2003 by and among EPT New Roc GP, Inc., a Delaware corporation ("GP Buyer"), EPT New Roc, LLC, a Delaware limited liability company ("Class A Buyer"); (GP Buyer and Class A Buyer are sometimes collectively referred to herein as "Buyer"), LRC Industries, Inc., a New York corporation ("Seller"); DKH-New Roc Associates, L.P., a New York limited partnership ("Class B Partner"); LC New Roc Inc., a New York corporation (the "General Partner") and New Roc Associates, L.P., a New York limited partnership (the "Company").

                                    RECITALS:

     WHEREAS, the Seller previously owned all of the existing Class A Interests in the Company (the "Old Class A Interests") and the Class B Partner owns all of the existing Class B Interests in the Company (the "Old Class B Interests");

     WHEREAS, as of October 27, 2003 (the "First Closing Date"), Buyer acquired from Reckson Operating Partnerships, L.P. ("Reckson"), pursuant to the Note Purchase Agreement (defined below), a Promissory Note in the original principal amount of $20,000,000.00 (the "Mezzanine Loan") payable by Seller, which was converted into an ownership interest in a portion of the Old Class A Interests in the Company held by the Seller, and as a result, Buyer currently holds a 49% equity interest in the Company;

     WHEREAS, Seller and the Class B Partner have agreed to transfer all of their respective interests in the Company to LC New Roc LP, LLC, a newly formed New York limited liability company ("LC New Roc LP"), which interests shall be converted into new Class A Interests ("New Class A Interests") (Old Class A
Interests and New Class A Interests are sometimes collectively referred to herein as "Class A Interests") and new Class B Interests ("New Class B
Interests") (Old Class B Interests and New Class B Interests are sometimes collectively referred to herein as "Class B Interests"), all as more particularly described in the Partnership Agreement (defined below);

     WHEREAS, Seller desires to cause LC New Roc LP to sell all of its New Class A Interests in the Company to the Class A Buyer; and

     WHEREAS, General Partner owns all of General Partnership Interests (the "GP Interests") of the Company and desires to sell the GP Interests to GP Buyer; and

     WHEREAS, Class A Buyer desires to acquire all of the New Class A Interests of the Company and GP Buyer desires to acquire all of the GP Interests of the Company.

     NOW, THEREFORE, in consideration of the mutual covenants, undertakings, representations and warranties set forth herein, the Parties agree as follows:


                                    ARTICLE 1
        PURCHASE AND SALE OF THE CLASS A INTERESTS AND THE GP INTERESTS

     1.1 PURCHASE AND SALE OF THE CLASS A INTERESTS. Subject to the terms and conditions of this Agreement, on the Closing Date, Seller shall cause LC New Roc LP to sell, transfer and assign to Class A Buyer and Class A Buyer shall purchase from LC New Roc LP, the Class A Interests. As a result of the transactions contemplated herein, the Note Purchase Agreement, the Agreement dated as of the First Closing Date, executed by and among Class A Buyer, GP Buyer, Seller and Louis R. Cappelli (the "Side Agreement"), and the Partnership Agreement, Class A Buyer shall, after the Closing, own all of the Class A Interests, LC New Roc LP shall own all of the Class B Interests, and the GP Buyer shall own all of the GP Interests in the Company.

     1.2 PURCHASE AND SALE OF THE GP INTERESTS. Subject to the terms and conditions of this Agreement, on the Closing Date, General Partner shall sell, transfer and assign to GP Buyer and GP Buyer shall purchase from General Partner, the GP Interests.

     1.3 PURCHASE PRICE. The purchase price for the Class A Interests shall be Twenty Four Million Six Hundred Fifty Thousand Dollars ($24,650,000) (including the amount paid on the First Closing Date upon conversion of the Mezzanine Loan) and the purchase price for the GP Interests shall be Three Hundred Fifty
Thousand Dollars ($350,000) (together, the "Purchase Price"), subject to the following condition:

               1.3.1 As of the Closing, the Company shall not have paid, and shall have no current or future obligation to pay, any amount pursuant to brokerage commissions and transaction costs or any other fee, commission or other form of compensation to any financial, legal or other advisor retained to represent the interests of Seller or the Company in connection with the sale of the Class A Interests, the GP Interests or assets of the Company or similar transaction ("Seller Advisor's Fee"). In the event that, as of the Closing, the Company has paid or has a current or future obligation to pay any Seller Advisor's Fee, the Purchase Price shall be reduced in the amount of any such payments or obligations. Nothing contained in this Section 1.3.1 shall prevent Seller or General Partner from paying or incurring any Seller Advisor's Fee.

     1.4 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid by Buyer as follows:

               1.4.1 Twenty Million Dollars ($20,000,000) was paid to Seller upon converson of the Mezzanine Loan on the First Closing Date;

               1.4.2 Four Million Six Hundred Fifty Thousand Dollars ($4,650,000) shall be paid to LC New Roc LP in the form of a partial release of LC New Roc LP's obligations under the Promissory Note between Seller and Buyer, dated as of the date hereof (the "EPT Note"); and


               1.4.3 Three Hundred Fifty Thousand Dollars ($350,000) shall be paid to General Partner at Closing in cash or cash equivalents pursuant to instructions provided by General Partner to GP Buyer prior to Closing.

     1.5 CLOSING.

               1.5.1 TIME AND PLACE. On the terms and subject to the conditions of this Agreement, the Closing shall take place at the offices of DelBello Donnellan Weingarten Tartaglia Wise & Wiederkehr, LLP, located at One North Lexington Avenue, 11th Floor, White Plains, New York either (i) within ten (10) days of receipt from GACC of its consent to the transactions contemplated under this Agreement, or (ii) if the GACC loan is to be refinanced pursuant to section 4.2 hereof, the date of such refinancing (the "Closing Date").

               1.5.2 DELIVERIES BY SELLER AND GENERAL PARTNER. At the Closing, Seller and General Partner shall deliver to Buyer the following:

          (a) The Organizational Documents of the Company, recently certified by the Secretary of State of the State of New York and a Certificate of Good Standing of the Company dated within twenty (20) business days of the Closing Date issued by the Secretary of State of the State of New York;

          (b) A certificate of the Secretary or Assistant Secretary of General Partner dated the Closing Date certifying (i) the adoption of resolutions authorizing the transactions contemplated by this Agreement, (ii) the incumbency and signatures of General Partner officers, and (iii) a true and correct copy of the bylaws of General Partner in effect on the Closing Date, all in form and substance reasonably satisfactory to Buyer;

          (c) A certificate of the managing member of LC New Roc LP dated the Closing Date certifying (i) the adoption of resolutions or written consents of the members authorizing the transactions contemplated by this Agreement, and (ii) (iii) a true and correct copy of the operating agreement of LC New Roc LP in effect on the Closing Date, all in form and substance reasonably satisfactory to Buyer

          (d) Certificates executed by Seller, General Partner and LC New Roc LP dated as of the Closing Date certifying that the conditions to Buyer's obligation to consummate the transactions contemplated by this Agreement set forth in Sections 7.1.1 and 7.1.2 have been satisfied;

          (e) A written opinion addressed to Buyer from counsel for Seller substantially in the form attached hereto as Exhibit A;

          (f) Second Amended and Restated Limited Partnership Agreement, in substantially the form attached hereto as Exhibit B (the "Partnership Agreement"), executed by Seller and General Partner;

          (g) Management Agreement in substantially the form attached hereto as Exhibit C (subject to further modification based upon the requirements of the lender on a refinancing of existing debt), executed by New Roc Management, LLC (the "Management Agreement");

          (h) The Loan Agreement made by and between LC New Roc LP and Entertainment Properties Trust in substantially the form attached hereto as Exhibit D;

          (i) Registration Rights Agreement made by and between LC New Roc LP and Entertainment Properties Trust in substantially the form attached hereto as Exhibit E;

          (j) Estoppel Certificates, in form and substance reasonably acceptable to Buyer, executed by Company and each of tenants under any Material Lease pursuant to which the Company is the lessor or sub-lessor; provided, however, that if a tenant, the City of New Rochelle, the City of New
     Rochelle Industrial Development Agency, or any Person other than the Company, executes an Estoppel Certificate in connection with the acquisition by Buyer of the Old Class A Interests, then an Estoppel Certificate from such Person shall not be required at the Closing;

          (k) Cash or cash equivalents in an amount equal to Three Hundred Fifty Thousand Dollars ($350,000) in partial payment of the EPT Note; and

          (1) Such other documents, instruments and certificates as Buyer may reasonably request in connection with the transactions contemplated by this Agreement.

               1.5.3 DELIVERIES BY BUYER. At or prior to the Closing, Buyer shall deliver to Seller, General Partner or LC New Roc LP, as applicable, the following:

          (a) The payment described in Section 1.4.2, which shall be made by delivery of the EPT Note marked "cancelled";

          (b) The payment described in Section 1.4.3;

          (c) The Organizational Documents of each of Class A Buyer and GP Buyer, recently certified by the Secretary of State of the State of Delaware and a Certificate of Good Standing of Buyer dated within twenty
     (20) business days of the Closing Date issued by the Secretary of State of the State of Delaware;

          (d) A certificate of the Secretary or Assistant Secretary of each of Class A Buyer and GP Buyer dated the Closing Date certifying (i) the adoption of resolutions by Buyer's board of managers authorizing the transactions contemplated by this Agreement, and (ii) the incumbency and signatures of Buyer's officers, all in form and substance reasonably satisfactory to Seller;

          (e) A certificate of an executive officer of each of Class A Buyer and GP Buyer dated the Closing Date certifying that the conditions to Seller's, Class B Partner's and General Partner's obligations to consummate the transactions contemplated by this Agreement set forth in Sections 7.2.1 and
     7.2.2 have been satisfied;

          (f) The Partnership Agreement, executed by Buyer;

          (g) Intentionally Omitted;

          (h) A payment to Seller in an amount equal to 70% of the total of the existing cash reserves and cash in bank accounts, including escrow reserves for real property taxes (or payments in-lieu of taxes) and lock-box accounts; and

          (i) Such other documents, instruments and certificates as Seller and/or General Partner may reasonably request in connection with the transactions contemplated by this Agreement.

               1.5.4 Adjustments at Closing:

          (a) Adjustments will be made at Closing for normal and customary items in a commercial real estate transaction, including (but not limited to) real estate taxes and assessments, payments in-lieu of taxes, rent, utilities, pre-paid insurance (if any) and the like, with the Seller being charged and credited for all such items prior to the First Closing Date and the Company being charged and credited for such items on and after the First Closing Date. To the extent that there is a positive sum due and owing to the Seller, such sum shall be paid to Seller by Buyer at Closing. To the extent that there are sums owed to the Company after such adjustments, the Seller shall pay such sums to the Company at Closing.

          (b) Appropriate adjustments shall be made to the books and records of the Company to recognize that, from and after the First Closing Date, (i) the Company shall have no right to collect any receivables, including for rent due and owing, from any Affiliate of Seller, Class B Partner and/or Louis R. Cappelli, or from any third party, including tenants; and (ii) the Company shall have no obligation to pay any accounts payable to any Affiliate of Seller, Class B Partner and/or Louis R. Cappelli, or any third party. All such accounts receivable and accounts payable are hereby assigned to Seller. Further, Seller shall be entitled to retain any and all refunds of fees paid to lenders which may become due upon re-financing.

          (c) Any payments received by the Company for rent and/or percentage rent from any tenant that has accumulated and is past due as of the First Closing Date shall be credited to Seller, but only if such tenant is then current on its payment of rent.

          (d) Adjustments for payments of percentage rent by the tenants shall be made at the time such percentage rent is paid. In calculating the adjustment, the actual tenant receipts for each month being adjusted shall be used to calculate the amount of the adjustment, so that the adjustment reflects the actual percentage rent attributable to the period of the adjustment based upon the tenant receipts for that period.

          (e) Seller and/or its Affiliates have paid for certain tenant improvements at the Real Property, the cost of which is being amortized and paid by the tenants. To the extent that a tenant terminates a lease and is required to pay the balance of the unamortized cost of the tenant improvements, any such payment by tenant for unamortized tenant improvements shall be made to Seller.

          (f) Seller shall be responsible for the payment of all brokerage commissions and tenant improvements for tenant leases that were in place prior to the First Closing Date, and the Company shall be responsible for the payment of brokerage commissions for tenant leases that become due and payable on and after the First Closing Date. The Company shall also be responsible for any brokerage commission due upon the renewal of any tenant lease that was in place prior to the First Closing Date.

          (g) All tenant security deposits held by the Company as of the First Closing Date shall be the property of the Company. Buyer shall receive a credit for any and all tenant security deposits for which the Company is responsible that are not left with the Company on the First Closing Date.

     1.6 EXPENSES. Seller, Buyer and General Partner shall each pay their respective expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement. Without limitation of the foregoing:

               1.6.1 Seller and General Partner shall be responsible for and pay
          (a) all transfer taxes payable in connection with the sale and purchase of the Class A Interests and the GP Interests and (b) all costs and expenses associated with obtaining the Title Policy, Title Commitment and Survey pursuant to Section 4.5; and

               1.6.2 Buyer shall be responsible for and pay all sales, transfer, deed, stamp, notary public and other similar taxes, duties and transfer fees applicable to the transactions contemplated by this Agreement (other than transfer taxes), including fees to record transfer documents.

               1.6.3 Each of Seller and Buyer shall be responsible for on-half of the brokerage fee payable in connection with the refinancing of the Company's existing mortgage loan.



                                    ARTICLE 2
  REPRESENTATIONS AND WARRANTIES OF SELLER, CLASS B PARTNER AND GENERAL PARTNER

     Seller, Class B Partner and General Partner, jointly and severally, each makes the following representations and warranties to Buyer:

     2.1 CORPORATE ORGANIZATION. The Company is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of New York. The Company has all requisite power to own or lease and operate its properties and to conduct its business as now conducted. The Company does not have any subsidiaries and does not hold any equity or other ownership interest in any other entity.

     2.2 DUE QUALIFICATION. The Company is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the nature of its business or properties makes such qualification necessary. The list of jurisdictions in which the Company is qualified to do business is set forth in
Schedule 2.2 hereto.

     2.3 PARTNERSHIP DOCUMENTATION.  Except as set forth on Schedule 2.3 hereto,
(i) copies of the Organizational Documents that have been delivered to Buyer are complete and correct; (ii) the minute books of the Company shown to Buyer are complete and reflect all proceedings (including actions taken by written consent) of the members and managers and all committees thereof of the Company in all material respects since the Company's organization; and (iii) the partnership interest transfer records of the Company shown to Buyer are complete and accurately reflect all transactions in the partnership interests of-the Company.

     2.4 CAPITALIZATION OF THE COMPANY. The capitalization of the Company is as follows:

          (a) GENERAL PARTNER. General Partner has made a Capital Contribution to the Company in an amount equal to one (1%) percent of the total Capital Contributions to the Company and, prior to the execution of this Agreement, holds all of the GP Interests in the Company.

          (b) LIMITED PARTNER INTERESTS. Seller and Buyer together hold all of the Class A Interests of the Company and the Class B Partner holds all of the Class B Interests of the Company. Upon execution and delivery of the Partnership Agreement, Seller shall transfer all of the Class A Interests held by it and the Class B Partner shall transfer all of the Class B Interests in the Company to LC New Roc LP, all of which shall be converted to New Class A Interests or New Class B Interests in accordance with the terms of the Partnership Agreement.

     2.5 AUTHORIZATION, EXECUTION AND VALIDITY. This Agreement constitutes the legal, valid, and binding obligations of the Seller, Class B Partner and the Company in accordance with its terms. Upon obtaining the consent of the Company's lender to the Partnership Agreement, Seller, Class B Partner and General Partner shall have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the documents required herein and to perform their respective obligations under this Agreement and the documents required herein.

     2.6 OFFICERS AND DIRECTORS. Schedule 2.6 sets forth a list of all of the corporate officers and directors of General Partner, the members and managers of the Seller, the limited and general partners of the Class B Partner, and the limited and general partners of the Company who are duly elected and/or qualified to hold such position on the date hereof.

     2.7 FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES.

               2.7.1 FINANCIAL STATEMENTS. Attached as Schedule 2.7.1 are true and correct copies of the audited financial statements (the "Baseline Balance Sheets") of the Company as of December 31, 2002 and the unaudited financial statements of the Company as of September 30, 2003. Such financial statements present fairly, in all material respects, the financial condition and the results of operations and cash flow of the Company as of the respective dates of and for the periods referred to in such financial statements, all in accordance with the income tax basis, except as disclosed in notes to such financial statements.

               2.7.2 ABSENCE OF  UNDISCLOSED  LIABILITIES.  Except to the extent
          (i) fully reflected or reserved against on the Baseline Balance Sheet or (ii) disclosed on Schedule 2.7.2, the Company had no Liabilities as of the date of the Baseline Balance Sheet (December 31, 2002).

     2.8 ABSENCE OF CERTAIN CHANGES. Since the date of the Baseline Balance Sheet, except as set forth on Schedule 2.8, there has been no (a) event or occurrence that has had a material adverse effect on the Company other than changes or effects arising out of general economic conditions, (b) material amendment or termination of any Material Contract, Material Lease or material Permit relating to the Business other than in the ordinary course of business,
(c) material destruction, damage or other loss to any of the assets of the Company that is not covered by insurance, (d) material sale, lease, or other disposition of any of the assets of the Company, other than assets sold, leased or otherwise disposed of in the ordinary course of business and consistent with past practice, (e) material purchase or lease of any assets of the Company, other than assets purchased or leased in the ordinary course of business and consistent with past practice, or (f) agreement or comm;tment by the Company to take any action described in this Section 2.8.

     2.9 NO CONFLICT; SELLER CONSENTS. Except as set forth on Schedule 2.9 and upon the consent of the Company's lender, the execution, delivery and performance by Seller, Class B Partner and General Partner of this Agreement will not (a) violate any material Law to which any of Seller, Class B Partner, General Partner or the Company is subject, (b) violate any Organizational Document, (c) violate any Order to which any of Seller, Class B Partner, General Partner or the Company is a party or by which any of Seller, Class B Partner, General Partner or the Company is bound, (d) require any Consent from any Person, including any Governmental Authority, except for actions required to be taken by Buyer, (e) breach any Material Contract, Material Lease or material Permit relating to the Business, or (f) result in the creation of any Lien on any of the assets of the Company.

     2.10 REAL PROPERTY.

               2.10.1 REAL PROPERTY. The Company does not own any Real Property.
          Schedule 2.10.1 lists all of the real property leased to the Company ("Leased Real Property"). To Seller's, Class B Partner's or General Partner's Knowledge, all buildings, structures and equipment located on the Leased Real Property are structurally sound and are in good operating condition and repair (ordinary wear and tear excepted), and are usuable in the ordinary course of business.

               2.10.2 TITLE TO REAL PROPERTY.

          (a) The Company holds a valid leasehold estate pursuant to the Ground Lease by which the Leased Real Property is leased as shown on Schedule 2.10.1, and enjoys peaceful and undisturbed possession thereunder. A true and complete copy of the Ground Lease, as amended to date, has been furnished to Buyer. The Ground Lease is valid, binding, and enforceable in accordance with its terms, and is in full force and effect. The Company is the lessee under the Ground Lease by which the Leased Real Property is leased and owns the leasehold interest created pursuant to such Ground Lease free and clear of all Liens except Permitted Liens. The Company validly occupies any improvements in accordance with the terms of such Ground Lease free and clear of all Liens except Permitted Liens. The Company has complied with all material obligations thereunder, and there are no existing defaults by the Company and, except as set forth in
     Schedule 2.10.2(a), to Seller's, Class B Partner's or General Partner's Knowledge, there are no existing defaults by any other party thereunder. No event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by the Company, and to Seller's, Class B Partner's or General Partner's Knowledge, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by any other party thereunder. All consents required under the Ground Lease in connection with the transactions contemplated by this Agreement have been, or as of the Closing Date will be, obtained and furnished in writing satisfactory to Buyer in its sole discretion.

          (b) MATERIAL LEASES. Schedule 2.10.2(b)(i) sets forth a complete list of all Material Leases. The Company is the sub-lessor under the Material Leases. The Company has complied with all material obligations under the Material Leases, and there are no existing defaults by the Company and, except as set forth in Schedule 2.10.2(b)(ii), to Seller's, Class B Partner's or General Partner's Knowledge, there are no existing defaults by any other party thereunder. No event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by the Company, and to Seller's, Class B Partner's or General Partner's Knowledge, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by any other party under the Material Leases.

               2.10.3 CONDEMNATION PROCEEDINGS. Except as set forth on Schedule 2.10.3, none of Seller, Class B Partner, General Partner, or the
          Company have Knowledge of or have received notice of any pending, proposed or threatened proceedings or governmental or quasi-governmental actions to condemn or take by the power of eminent domain (or to purchase in lieu thereof), or otherwise to take or restrict the right to use or occupy, any of the Real Property.

               2.10.4  NOTICE OF  DISPUTE OR  VIOLATION.  Except as set forth on
          Schedule 2.10.4, Seller, Class B Partner, General Partner, or the Company has not received notice of (i) any dispute from any contiguous boundary owners to the Real Property concerning contiguous boundary lines; (ii) that any of the Real Property (or the buildings, structures or improvement thereon), or the Business or operation of the Company, violates the zoning or planning laws, ordinances, rules or regulations of the city, county, or state in which they are located, or any building regulations or codes of such city, county, or state in which they are located, or any building regulations or codes of such city, county or state, or land use laws or regulations applicable to said properties, and to Seller's, Class B Partner's or General Partner's Knowledge, no such violations exist, or (iii) of any material claims of other to rights over, under, across, or through any of the Real Property by virtue of use or prescription. To Seller's, class B Partner's or General Partner's Knowledge, all Permits, approvals, authorizations or licenses required or necessary for the use of any of the Real Property have been obtained and are in full force and effect.

               2.10.5 MATERIAL CONTRACTS. Schedule 2.10.5 sets forth a complete list of all service and maintenance contracts affecting the Company and/or the Business and all material utility and management contracts affecting the Real Property to which Seller, Class B Partner, General Partner or the Company is a party or to which said Real Property is subject. All such contracts are currently in fail force and effect, and there is no default, or action or omission which with the giving of notice or passage of time or both would constitute a default, thereunder.

               2.10.6  AGREEMENT  TO LEASE OR  SUBLEASE.  Except as set forth on
          Schedule 2.10.6, all Real Property is free and clear of any agreements to sell, lease, or sublease (or to grant an assignment of lease), options to sell, lease, or sublease (or to grant an assignment of lease), or rights of first refusal relating thereto. Schedule 2.10.6 sets forth all of the leases and subleases of the Real Property. All real property with respect to which the Company has an agreement to purchase, lease or sublease, option to purchase, lease, or sublease, or right of first refusal relating thereto is set forth on Schedule 2.10.6.

               2.10.7 ZONING. Except as set forth on Schedule 2.10.7, to Seller's, Class B Partner's or General Partner's Knowledge, all Real Property is currently zoned in the zoning category which permits operation of the Real Property as now used, operated and maintained. Seller, Class B Partner, General Partner, or the Company has not requested, applied for, or given consent to, and there are no pending, zoning variances or changes with respect to any of the Real Property. The consummation of the transaction contemplated herein will not result in a violation of any applicable zoning ordinance or the termination of any applicable zoning variance now existing, and if the improvements on the Real Property are damaged or destroyed subsequent to the Closing, the repair or replacement of same by Buyer to the condition existing immediately prior to the Closing will not violate applicable zoning ordinance (assuming there has been no change in such zoning ordinances).

               2.10.8 MATERIAL ENCROACHMENTS. To Seller's, Class B Partner's or General Partner's Knowledge, all buildings, structures or improvements owned and/or leased by Seller, , Class B Partner, General Partner or the Company on any of the Real Property are located entirely within the property boundary lines of such Real Property, except for minor encroachments as set forth in the Title Commitment, and do not materially encroach onto adjoining lands, and there are no materials encroachments of buildings, structures or improvements from adjoining lands onto such Real Property.

               2.10.9 UTILITIES. To Seller's, Class B Partner's or General Partner's Knowledge, the Real Property (i) currently has access to, at or within its property boundary lines to all gas, water, electricity, storm sewer, sanitary sewer, telephone, and all other utilities necessary or beneficial to the current operation of the Real Property, and (ii) are contiguous to and have vehicular and pedestrian access to and from physically open and publicly dedicated public streets.

               2.10.10 CONSTRUCTION. Except as set forth on Schedule 2.10.11, no construction, improvements, or expansion is currently on-going on any of the Real Property.

               2.10.11 SURVEY. The Company has delivered to Buyer a Land Title ALTA/ACSM Survey of the Real Property (the "Survey") dated April 3, 2002 and certified to the Company. At the Closing, Seller shall cause the Company to deliver a certification that there have been no changes to the Real Property since the date of the Survey. Such Survey and certification delivered at Closing shall satisfy Buyer with respect to any obligation of Seller to deliver a survey. Nothing contained herein shall be construed to prevent Buyer from obtaining a Land Title ALTA/ACSM Survey at its own cost and expense.

     2.11 PERSONAL PROPERTY.

               2.11.1 OWNED PERSONAL PROPERTY. Subject to Permitted Liens, the Company has marketable and indefeasible title to all personal property owned by the Company and used in the conduct of the Business, other than (i) property that has been disposed of in the ordinary course of business, (ii) property that has been disposed of in transactions disclosed to Buyer prior to the date hereof, and (iii) Leased Personal Property.

               2.11.2 LEASED PERSONAL PROPERTY. Schedule 2.11.2 lists all of the Company's Material Leases of Leased Personal Property used in the Business. All such Material Leases of Leased Personal Property are valid and binding and in full force and effect. There has been no material breach of any such Material Lease of Leased Personal Property by the Company or, to Seller's,,-Class B Partner's or General Partner's Knowledge, any other Person, which breach has not been cured or waived.

     2.12 ACCOUNTS RECEIVABLE. Schedule 2.12 sets forth all Accounts Receivable of the Company as of October 16, 2003, and the approximate aging of such Accounts Receivable. Except as set forth on Schedule 2.12, all Accounts Receivable of the Company reflected on Schedule 2.12 and all Accounts Receivable of the Company generated after October 16, 2003 that are reflected in the accounting records of the Company as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed or billed for in the ordinary course of the Business. To Seller's, Class B Partner's or General Partner's Knowledge, all Accounts Receivable are current and collectible in the ordinary course of business except to the extent reflected in the reserve for doubtful accounts in the Baseline Balance Sheet or in Schedule 2.12. The reserve ur doubtful accounts reflected in the Baseline Balance Sheet has been determined consistent with past practices and in accordance with GAAP. The Company has good and valid title to the Accounts Receivable free and clear of all Liens except Permitted Liens. 2.13 CONTRACTS. Schedule 2.13 lists all written Contracts and describes in reasonable detail all unwritten Contracts to which the Company is a party or the assets of the Company are subject, meeting any of the following descriptions ("Material Contracts"):

     2.13 CONTRACTS.

               2.13.1 Contracts that could, by their terms, require payment or payments by or to the Company totaling more than Fifty Thousand Dollars ($50,000.00) during any twelve (12) month period;

               2.13.2 Contracts relating to the borrowing or lending of money or the creation of any guarantee or security interest affecting the Company;

               2.13.3 Contracts entered into by the Company other than in the ordinary course of its business;

               2.13.4 Contracts that are not terminable by the Company prior to one (1) year from the date hereof,

               2.13.5 Contracts that limit the freedom of the Company to compete in any line of business or to conduct business in any geographic location;

               2.13.6 Contracts relating to the purchase, sale or combination of any business or line of business (by asset transfer, equity transfer, merger, consolidation or otherwise);

               2.13.7 Contracts relating to any joint venture, partnership or other cooperative arrangement, with any third parry;

               2.13.8 Contracts relating to the lease or sublease of the Property, including those involving the payment of broker commissions after the Closing.

Contracts listed or described by Seller in Schedules 2.10.2, 2.10,6, 2.10.7, 2.11.2, and 2.20 will be deemed to have been listed or described in Schedule
2.13. All Material Contracts are valid and binding and in full force and effect. There has been no material breach of any Contract by the Company or, to Seller's, Class B Partner's or General Partner's Knowledge, any other Person, which breach has not been cured or waived

     2.14 LITIGATION; ORDERS. Except as set forth on Schedule 2.14, there is no Action by any Person or by or before any Governmental Authority that is pending or, to Seller's, Class B Partner's or General Partner's Knowledge, threatened in writing by, against or affecting the Company or any of its assets. Except as set forth on Schedule 2.14, the Company is not subject to any Order.

     2.15 ENVIRONMENTAL LAWS. Except as disclosed in Schedule 2.15:

               2.15.1 The Company is and at all times has (a) been in compliance with, and has not been in violation of or liable under any Environmental Law, (b) maintained in effect and complied with any Permit required by any Environmental Law, and (c) complied with any consent agreement or Order to which it is a party or by which it is bound that relates to any Environmental Law.

               2.15.2 There is no pending or threatened Action against the Company, any predecessor, the Business or any Real Property used therein, related to any Environmental Law. None of the Company, Seller, Class B Partner, or General Partner has received notice or other communication from any Governmental Authority or any other Person that the Company, any predecessor, or the Business is, or may be considered actually or potentially liable under any Environmental Law. To the Seller's, Class B Partner's or the General Partner's Knowledge, there is no basis to suspect that the potential for such
          Action   exists.

               2.15.3 There are no present or past actions, activities, circumstances, conditions, events or incidents, including without limitation, any Release or threat of Release of any Hazardous Substance into the Environment at or from any property or assets in which the Company or any predecessor has or had any interest, that could form the basis of any liability under any Environmental Law.

               2.15.4 No property or asset in which the Company has or had an interest has been contaminated by any Hazardous Substance.

               2.15.5 There are no Hazardous Substances present on the Real Property of the Company, including any Hazardous Substances contained in barrels, tanks, landfills, equipment, or other containers either temporary or permanent. None of Seller, , Class B Partner, General Partner or the Company nor any predecessor has permitted or conducted any activity that could result in the Release of a Hazardous Substance with respect to the Real Property or any other properties or assets in which the Company or any predecessor has or had an interest.

               2.15.6 The Real Property of the Company contains no underground storage tanks.

               2.15.7 No asbestos or asbestos-containing materials are present at any property in which the Company has an interest.

               2.15.8 No polychlorinated biphenyls have been present at any property in which the Company has an interest, including without limitation in connection with the use of hydraulic equipment, transformers, capacitors or other equipment.

               2.15.9 All on-site and off-site locations where the Company and any predecessor have used, stored, disposed of or arranged for the disposal of Hazardous Substances are identified in Schedule 2.15.

     2.16 OTHER LAWS. The Company has not failed,  in any material  respect,  to
(a) comply with any material Other Law or (b) maintain in effect and comply with any Permit required by any Other Law. Schedule 2.16 sets forth all material Permits (including all Permits related to Environmental Law) owned or held by the Company. No action is pending or, to Seller's, Class B Partner's or General Partner's Knowledge, threatened to revoke or limit any such Permit which, if adversely determined, would be material to the business of the Company. All of the Company's Permits are valid and in full force and effect and the Company is not in default, and no condition exists that with notice or lapse of time or both would constitute a default, under such Permits.

        2.17      INTELLECTUAL PROPERTY.

               2.17.1 OWNED INTELLECTUAL PROPERTY. Schedule 2.17.1 sets forth a true and complete list of all Intellectual Property that is owned by the Company and used exclusively in the conduct of the Business. Except as set forth on Schedule 2.17.1, (a) the Company owns all right, title and interest in and to such Intellectual Property, (b) the Company has not infringed or misappropriated any Intellectual Property of any other Person and (c) as of the date hereof, no Action is pending or, to Seller's, Class B Partner's or General Partner's Knowledge, threatened asserting any such infringement or misappropriation with respect to Intellectual Property by the Company.

               2.17.2 LICENSES; INFRINGEMENT. Schedule 2.17.2 sets forth a true and complete list of all licenses for Intellectual Property used by the Company in the conduct of the Business. All such licenses are valid and in full force and effect. There is no pending, or to Seller's, Class B Partner's or General Partner's Knowledge, threatened Action against the Company contesting its rights to or the validity of any such Intellectual Property that it licenses.

               2.17.3 EMPLOYEES; EMPLOYMENT AGREEMENTS AND POLICIES The Company does not have, and has never had, any employees. The Company has no obligation, written or oral, to employ any person or pay any compensation or other benefits.

     2.18 TAXES. All federal, state, local and foreign tax returns, reports, declarations and forms relating to the Company or any combined, consolidated, affiliated or unitary tax group of which the Company is or has been a member that were required to be filed prior to the date hereof ("Returns") have been accurately prepared in all material respects and timely filed. All Taxes that have become due for the periods covered by the Returns and all deficiencies and assessments for any amount of Taxes that are or would become payable by the Company or chargeable as a Lien upon any of the Company's assets have been duly and timely paid. Except as set forth on Schedule 2.18, the Company is not the beneficiary of any extension of time within which to file any Return. The Company has not made any material payments, is not obligated to make any material payments and is not a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Section 280(G) of the Code. No event has occurred or come to the attention of Seller or General Partner that adversely impacts the Company's current tax status as a partnership and not as an "association taxable as a corporation."

     2.19 INSURANCE. Schedule 2.19 contains a correct and complete list of all insurance policies of the Company concerning its businesses and property. These policies are in the amounts set forth in Schedule 2.19. The Company has maintained and now maintains: (a) insurance on all assets and business of a type customarily insured, covering property damage and loss of income by fire or other casualty; and (b) adequate insurance protection against all liabilities, claims and risks against which it is customary to insure. Seller is not in default with respect to payment of premiums on any such policy. Except as set forth in Schedule 2.19, no claim is pending under any such policy.

     2.20 AFFILIATE AGREEMENTS. Schedule 2.20 lists each Contract between the Company and (a) Seller, (b) General Partner, (c) Class B Partner, (d) any Affiliate of the Company, or (e) any Affiliate of Seller, Class B Partner or General Partner which is currently in effect.

     2.21 BROKERS. Except as set forth in Schedule 2.21, which schedule states which party is responsible for payment of any fees and the amount of such fees that would be payable by such party, no person is or will become entitled to receive any brokerage or finder's fee, advisory fee or other similar payment for the transactions contemplated by this Agreement by virtue of having been engaged by or acted on behalf of the Company, Seller, Class B Partner or General Partner.

     2.22 CONDITION OF ASSETS. The buildings, plants, structures and equipment of the Company are structurally sound, in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

     2.23 CUSTOMERS, VENDORS AND SUPPLIERS. The Company has not been informed that any sl~iuficant Customer, vendor or supplier of the Company intends to discontinue or substantially alter its relationship with the Company.

     2.24 BANK ACCOUNTS. Schedule 2.24 sets forth each bank, savings institution and other financial institution with which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto. Except as disclosed on Schedule 2.26, the Company has not given any revocable or irrevocable powers of attorney or similar grant of authority to any Person relating to the Company for any purpose whatsoever.

     2.25 DISTRIBUTIONS. Schedule 2.25 sets forth by date, amount and payee, each distribution made in cash or in any other form by the Company to, on behalf of, at the direction of, or for the benefit of, the Seller, Class B Partner General Partner, or any other partner of the Company since the date of the Baseline Balance Sheet.

     2.26 BOOKS AND RECORDS. All books and records relating to the ownership and operation of the Company have been maintained substantially in accordance with applicable Law, comprise all of the books and records relating to the ownership and operation of the Company's Business.

     2.27 REPRESENTATIONS AND WARRANTIES NOT MISLEADING. No representation or warranty of Seller, Class B Partner or General Partner contained in this Agreement omits to state any material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer makes the following representations and warranties to Seller, Class B Partner and General Partner:

     3.1 ORGANIZATION; POWER AND AUTHORITY. GP Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Class A Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware. Buyer has all requisite power needed to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby to be consummated by it.

     3.2 AUTHORIZATION; EXECUTION AND VALIDITY. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby to be consummated by it have been duly authorized by all necessary company action. This Agreement has been duly and validly executed and delivered by Buyer, constitutes a valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms, except to the extent that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

     3.3 NO CONFLICT; BUYER CONSENTS. The execution, delivery and performance by Buyer of this Agreement will not (a) violate any Law to which Buyer is subject,
(b) violate any Organizational Document of Buyer, (c) violate any Order to which Buyer is a party or by which it is bound, (d) require any Consent from any Governmental Authority, or (e) breach any material Contract to which Buyer is a party or by which it is bound.

     3.4 LITIGATION; ORDERS. There is no Action by any Person or by or before any Governmental Authority that is pending or, to the knowledge of Buyer, threatened in writing by, against or affecting Buyer or any of its properties, assets, operations or business which would, if adversely determined, have a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement, nor is Buyer subject to any Order which would have any such effect.

     3.5 BROKERS. No Person is or will become entitled to receive any brokerage or finder's fee, advisory fee or other similar payment for the transactions contemplated by this Agreement by virtue of having been engaged by or acted on behalf of Buyer.

                                    ARTICLE 4
     COVENANTS OF SELLER, CLASS B PARTNER, GENERAL PARTNER AND THE COMPANY

     4.1 FORMATION OF LC NEW ROC LP. Prior to the Closing, Seller and the Class B Partner shall have formed or caused to be formed LC New Roc LP, and shall have assigned, transferred and sold all of their respective partnership interests in the Company to LC New Roc LP. Seller and the Class B Partner shall convert or cause to be converted all partnership interests so transferred into New Class A Interests and New Class B Interests, respectively, each having the capital account balance set forth in the Partnership Agreement.

     4.2 COOPERATION BY SELLER AND GENERAL PARTNER. From the date hereof through the Closing Date, each of Seller, the Class B Partner, General Partner and the Company shall use all commercially reasonable efforts to take all actions and to do all things necessary or advisable to consummate the transactions contemplated by this Agreement and to cooperate with Buyer in connection with the foregoing, including using commercially reasonable efforts to obtain all of the Consents. Unless required for consummation of the transactions contemplated by this Agreement, none of Seller, Class B Partner or General Partner shall have any obligation to amend, or cause to be amended, any Contract, to change, or cause to be changed, any Permit, or to make, or cause to be made, any payment to obtain any Consent; provided, however, that neither Seller nor General Partner shall be required to incur unreasonable expense. Upon the request of Buyer, each of Seller, the Class B Partner, General Partner and the Company shall use all commercially reasonable efforts to take such actions and to do such things as may be reasonably necessary or advisable to refinance the indebtedness owed to German American Capital Corporation ("GACC") pursuant to the Loan and Security Agreement by and between the Company and GACC, dated as of April 12, 2002, on terms acceptable to Buyer.

     4.3 PRE-CLOSING ACCESS TO INFORMATION. From the date hereof through the Closing Date, Seller, Class B Partner, General Partner and the Company shall afford to Buyer, its accountants and its counsel access, in a reasonable manner, upon reasonable notice and at reasonable times, to all of the properties, books and records of the Company.

     4.4 CONDUCT OF BUSINESS. From the date hereof through the Closing Date, except as set forth on Schedule 4.4, Seller, Class B Partner, General Partner, and the Company will, in connection with the conduct of the Business, use commercially reasonable efforts to: (a) preserve substantially its relationships with the Company's suppliers, customers and Employees; (b) maintain substantially the same amounts and kinds, in the aggregate, of existing insurance coverage; (c) perform its obligations under the Material Contracts and material Permits in all material respects; (d) comply with all applicable Laws in all material respects; and (e) carry on the Business in the ordinary course and consistent with past practice. The Company will not, and Seller, Class B Partner and General Partner shall not permit the Company in connection with the conduct of the Business, without the prior written consent of Buyer:

               4.4.1 incur or guarantee any debt relating to the Business except accounts payable incurred in the ordinary course of business and consistent with past practice;

               4.4.2 sell, assign or transfer, or permit the creation of any Lien on, any of the assets of the Company, except for any such assets disposed of in the ordinary course of business and consistent with past practice;

               4.4.3 enter into any Material Contract or Material Lease relating
          to  the  Business   outside  the  ordinary   course  of  business  and
          inconsistent with past practice;

               4.4.4 amend or terminate any Material Contract, Material Lease or material Permit relating to the Business in a manner that is not in the ordinary course of business and consistent with past practice;

               4.4.5 employ any person as an employee;

               4.4.6 pay any distribution in cash or any other form to, on behalf of, at the direction of, or for the benefit of, any of the Seller, Class B Partner or General Partner except in accordance with
          Section 1 of the Side Agreement;

               4.4.7 waive any material right, forgive any material debt (other than intercompany debt) or release any material claim relating to the Business, except in the ordinary course of business and consistent with past practice;

               4.4.8 accelerate or delay the sale of services or equipment constituting the conduct of the Business or the collection of accounts receivable of the Company in a manner that is not in the ordinary course of business and consistent with past practice;

               4.4.9 take any action that would cause or result in, or that would reasonably be expected to cause or result in (i) any of the representations or warranties set forth in this Agreement not to be true and correct as of the Closing Date, or (ii) the nonperformance in any material respect of Seller's, Class B Partner's or General Partner's covenants set forth in this Agreement;

               4.4.10 take any action that would cause the Company to be deemed an association taxed as a corporation pursuant to the Code or otherwise materially alter or effect the tax treatment of the Company or its assets; or

               4.4.11  agree to take any of the  actions  described  in Sections
          4.4.1 through 4.4.10.

     4.5 FURTHER ASSURANCES. Subject to the other terms and conditions of this Agreement, at any time and from time to time, whether before or after the Closing, Seller, Class B Partner, General Partner and the Company shall execute and deliver all instruments and documents and take all other action that Buyer may reasonably request to consummate or to evidence the consummation of the transactions contemplated by this Agreement, provided that none of Seller, Class B Partner or General Partner shall be required to incur unreasonable expense in connection with its obligation under this Section 4.5.

     4.6

     Intentionally Omitted

     4.7 SUPPLEMENTS TO SCHEDULES. If any event occurs or condition changes that causes any of its representations or warranties in this Agreement to be inaccurate, Seller Class B Partner, and/or General Partner shall notify Buyer thereof in writing. Seller Class B Partner, and General Partner may supplement the Schedules to account for any such event or change. If Seller Class B Partner, or General Partner gives written notice to Buyer of any proposed supplement to the Schedules and Buyer fails to deliver a written objection to such proposed supplement within ten (10) business days of such notice, Buyer shall be deemed to have consented to such proposed supplement.

     4.8 NOTICE OF BREACH. If at any time on or before the Closing Date, Seller Class B Partner, or General Partner obtain any knowledge (whether through investigation or otherwise) of any fact, condition or event constituting a breach of any representation or warranty of Buyer set forth herein or any document referred to herein, then Seller Class B Partner, and General Partner shall immediately upon obtaining such knowledge inform Buyer thereof and of such breach.

     4.9 EXCLUSIVE DEALING. From the date hereof until the earlier of (i) the termination of the Agreement pursuant to Article 8 hereof, or (ii) the Closing Date, Seller, Class B Partner, General Partner and the Company shall not, and the Seller, Class B Partner, General Partner and Company shall not authorize or permit any of their respective officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by Seller, Class B Partner, General Partner or the Company to, initiate, solicit, negotiate or encourage (including by way of furnishing information), or take any other action to facilitate or entertain, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any proposal or offer to acquire all or any part of the Business or assets of the Company, or all or any part of the Class A Interests, the GP Interests or other equity interest of the Company, whether by merger, combination, whether for cash, securities or any other consideration or combination thereof (any such transaction being referred to herein as an "Other Acquisition Transaction") or agree to endorse or recommend any such Other Acquisition Transaction. It shall not be a violation of this Section for Seller, Class B Partner, General Partner or the Company to inform a Person making an unsolicited offer that Seller, General Partner or the Company, as the case may be, cannot then discuss any such proposal.

                                    ARTICLE 5
                               COVENANTS OF BUYER

     5.1 COOPERATION BY BUYER. From the date hereof through the Closing Date, Buyer shall use commercially reasonable efforts to take all actions and to do all things necessary or advisable to consummate the transactions contemplated by this Agreement and to cooperate with Seller Class B Partner, and General Partner in connection with the foregoing, including using commercially reasonable efforts to obtain all of the Consents, provided that Buyer shall not be required to incur unreasonable expense in connection with its obligation under this
Section 5.1.

     5.2 FURTHER ASSURANCES. Subject to the other terms and conditions of this Agreement, at any time and from time to time, whether before or after the Closing, Buyer shall execute and deliver all instruments and documents and take all other action that Seller Class B Partner, and General Partner may request, to the extent commercially reasonable, to consummate or to evidence the consummation of the transactions contemplated by this Agreement, provided that Buyer shall not be required to incur unreasonable expense in connection with its obligation under this Section 5.2.

     5.3 NOTICE OF BREACH. If at any time on or before the Closing Date, Buyer obtains any knowledge (whether through investigation or otherwise) of any fact, condition or event constituting a breach of any representation or warranty of Seller Class B Partner, and/or General Partner set forth herein or any document referred to herein, then Buyer shall immediately upon obtaining such knowledge inform Seller Class B Partner, and General Partner thereof and of such breach.

                                ARTICLE 6 MUTUAL
                                    COVENANTS

     6.1 Governmental Matters.

               6.1.1 GOVERNMENTAL APPROVALS. The Parties shall comply with any other Laws which are applicable to any of the transactions contemplated hereby and pursuant to which government notification or approval of such transaction is necessary. The Parties shall cooperate with one another in providing any information about the Company which is required for this purpose and in promptly fling, separately or jointly, any applications for such government notification or approval. The Parties shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated hereby.

               6.1.2 NO REQUIRED DISPOSITIONS OR OTHER ADVERSE ACTIONS. Notwithstanding any other provision of this Agreement to the contrary, none of the Parties nor their respective Affiliates shall be obligated, in order to obtain any Permit or other approval by any Governmental Authority that is necessary to consummate the transactions contemplated hereby, to (a) hold, separate, sell or otherwise dispose or make reductions in the scope or use of their respective businesses, assets or properties, (b) materially prejudice the benefits to be received from the transactions contemplated hereby, or (c) take any action or refrain from taking any action that may have a material adverse effect on their respective business, assets, results of operations or financial condition.

     6.2 TAX INFORMATION AND ASSISTANCE. Seller, Class B Partner, General Partner, the Company and Buyer shall provide each other with such commercially reasonable assistance as may be requested by them in connection with the preparation of any Tax Return, any Tax audit or other examination by any Governmental Authority, or any judicial or administrative proceedings related to liability for Taxes. Seller, Class B Partner, General Partner, the Company and Buyer shall retain and provide each other upon written request with records or information which may be relevant to such preparation, audit, examination, proceeding or determination. Such assistance shall include making employees available on a mutually convenient basis to provide and explain such records and information and shall include providing copies of any relevant Tax Returns and supporting work schedules. The Party requesting assistance hereunder shall reimburse the other for reasonable out-of-pocket expenses incurred in providing such assistance.

     6.3 BOOKS AND RECORDS.

               6.3.1 ACCESS. For a period of two (2) years after the Closing, each Party shall provide each of the other Parties with commercially reasonable access during normal business hours to its books and records relating to the Company (other than books and records protected by the attorney-client privilege) to the extent that they relate to the condition or operation of the Business prior to the Closing and are requested by such Party to prepare its Returns, to respond to Third Party Claims or for any other legitimate purpose specified in writing. Each Party shall have the right, at its own expense, to make copies of any such books and records.

               6.3.2 CONFIDENTIALITY. Each Party may take such action which it deems to be commercially reasonable to separate or redact information unrelated to the Business from documents and other materials requested and made available pursuant to this Section 6.3 and may condition the other Party's access to documents and other materials that it deems confidential to the execution and delivery of an agreement by the other Party not to disclose or misuse such information.

               6.3.3 ASSISTANCE. Each Party shall, upon receipt of a commercially reasonable request in writing and at the requesting Party's expense, make personnel reasonably available to assist in locating and obtaining any books and records relating to the Company to the extent that they relate to the condition or operation of the Business prior to the Closing and make personnel reasonably available whose assistance, participation or testimony is reasonably required in anticipation of, preparation for or the prosecution or defense of any Third Party Claim in which the other Party does not have any adverse interest.

                                    ARTICLE 7
                         CONDITIONS PRECEDENT TO CLOSING

     7.1 CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions, any of which may be waived in writing by Buyer.

               7.1.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller Class B Partner, and General Partner set forth in this Agreement shall be true and correct as of the date hereof and as of the time of the Closing, except to the extent such representations expressly relate to an earlier date.

               7.1.2 PERFORMANCE OF COVENANTS. Seller, Class B Partner, General Partner and the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed by Seller, Class B Partner, General Partner or the Company prior to or at the Closing.

               7.1.3 DELIVERY OF DOCUMENTS. Seller shall have delivered to Buyer the documents required by Sections 1.5.2.

               7.1.4 NO ORDER. No Order shall be in effect forbidding or enjoining the consummation of the transactions contemplated hereby.

               7.1.5 CONSENTS. Seller shall have obtained (i) the consent of the New York State Urban Development Corporation, d/b/a Empire State Development Corporation, to the transfer of the A Interests and the GP Interests pursuant to Section 1.13 of the Leasehold Building Loan and Fee Mortgage, Security Agreement and Financing Statement dated as of January 30, 1998, and (ii) the consent of GACC to the Partnership Agreement, and (iii) all other required Consents to the consummation of the transactions contemplated by this Agreement, and shall have delivered all such Consents in a form satisfactory to Buyer in its sole discretion.

               7.1.6 Intentionally Omitted.

     7.2 CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. The obligation of Seller, Class B Partner, and General Partner to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions, any of which may be waived in writing by Seller, Class B Partner and/or General Partner, as appropriate.

               7.2.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date hereof and as of the time of the Closing, except to the extent such representations expressly relate to an earlier date.

               7.2.2 PERFORMANCE OF COVENANTS. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed by Buyer prior to or at the Closing.

               7.2.3 DELIVERIES. Buyer shall have delivered to Seller, LRC New Roc LP and to General Partner, as appropriate, the payments and documents required by Section 1.5.3.

               7.2.4 NO ORDER. No Order shall be in effect forbidding or enjoining the consummation of the transactions contemplated hereby.

     7.3 IF CONDITIONS NOT SATISFIED. In the event that (a) any condition set forth in this Article 7 is not satisfied, (b) the failure of such condition to be satisfied is waived in writing by the Party entitled to the benefit of such condition, and (c) the Parties nevertheless consummate the transactions contemplated by this Agreement to take place at the Closing, then the Parties shall be deemed to have waived any claim for Damages or other relief only to the extent that such Damages or other relief relate solely and directly to such condition that was so waived in writing.

                                    ARTICLE 8
                       TERMINATION PRIOR TO CLOSING DATE

     8.1 TERMINATION. This Agreement may be terminated prior to the Closing Date only as follows:

               8.1.1 By either Buyer or Seller if a material Breach of any provision of this Agreement has been committed by the other Party or Parties and such breach has not been waived;


               8.1.2 By the mutual written consent of the Buyer and Seller;

               8.1.3 By any Party immediately upon written notice to the other Parties if an Order is issued forbidding or enjoining the consummation of the transactions contemplated hereby which has become final and non-appealable;

               8.1.4 By Buyer upon written notice to Seller if any of the conditions in Section 7.1 has not been satisfied on or before the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition in writing on or before such date; provided, however, that, upon receiving written notice of failure to satisfy any of the conditions in Section 7.1, Seller shall have thirty (30) days to cure such failure prior to any termination of this Agreement; or

               8.1.5 By Seller upon written notice to Buyer, if any of the conditions in Section 7.2 has not been satisfied on or before the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller, Class B Partner, or General Partner to comply with its obligations under this Agreement) and Seller has not waived such condition in writing on or before such date.

     8.2 EFFECT OF TERMINATION. If this Agreement terminates pursuant to Section 8.1, no Party shall have any liability or obligation to the other Parry hereunder; provided, however, that no such termination shall relieve any Party of any liability or Damages resulting from a willful breach of this Agreement and Buyer shall be entitled to injunctive-relief, specific performance or other equitable relief (without the posting of any bond) for any breach of this Agreement by Seller, Class B Partner, or General Partner prior to the Closing.

                                    ARTICLE 9
                                 INDEMNIFICATION

     9.1 INDEMNIFICATION BY SELLER AND GENERAL PARTNER. Subject to the other provisions of this Article 9, from and after the Closing Date, Seller, Class B Partner and General Partner shall jointly and severally indemnify and hold Buyer, the Company, their Affiliates and their respective employees, officers, directors and agents (the "Buyer Indemnitees") harmless from and against any and all Damages suffered by any Buyer Indemnitee arising out of:

               9.1.1 the breach of any representation or warranty made by Seller, Class B Partner or General Partner in this Agreement or in any certificate required to be executed and delivered by Seller, Class B Partner or General Partner at the Closing pursuant to this Agreement; and

               9.1.2 the failure of Seller, Class B Partner or General Partner to perform any covenant or obligation by Seller, Class B Partner or General Partner contained in this Agreement or any other agreement required to be executed and delivered by Seller, Class B Partner or General Partner at the Closing pursuant to this Agreement.

To the extent of Seller's, Class B Partner's or General Partner's indemnity obligations hereunder regarding environmental matters arising or existing prior to the Closing, Seller, Class B Partner and General Partner hereby (i) waive any and all claims they may now, or in the future, have over and against the Buyer Indemnitees and (ii) release Buyer Indemnitees for any such liability they may now or in the future, have which may be asserted by Seller, Class B Partner or General Partner under such common law or statutory indemnity or contribution rights, including, without limitation, rights to private cost recovery under
Section 107 of CERCLA and a right of contribution under Section 113 of CERCLA.

     9.2  INDEMNIFICATION  BY BAER.  Subject  to the  other  provisions  of this
Article 9, from and after the Closing Date, Buyer shall indemnify and hold the Company, Seller, Class B Partner and General Partner, their respective Affiliates, employees, officers, directors and agents (the "Seller Indemnitees") harmless from and against any Damages suffered by any Seller Indemnitee arising out of:

               9.2.1 the breach of any representation or warranty made by Buyer in this Agreement or in any certificate required to be executed and delivered by Buyer at the Closing pursuant to this Agreement; and

               9.2.2 the failure of Buyer to perform any covenant or obligation by Buyer contained in this Agreement or any other agreement required to be executed and delivered by Buyer at the Closing pursuant to this Agreement.

     9.3 NOTICE AND RESOLUTION OF CLAIMS.

               9.3.1 NOTICE. Each person entitled to indemnification pursuant to
          Section 9.1 or Section 9.2 (an "Indemnitee") shall promptly give written notice to the indemnifying Party after obtaining knowledge of any claim that it may have pursuant to this Article 9. Such notice shall set forth in reasonable detail the claim and the basis for indemnification.

               9.3.2 RIGHT TO ASSUME DEFENSE. If such claim for indemnity shall arise from a claim or Action involving a third party (a "Third Party Claim"), the Indemnitee shall permit the indemnifying Party to assume its defense. If the indemnifying Party assumes the defense of such Third Party Claim, it shall take all steps necessary to investigate, defend or settle such Action and shall, subject to Section 9.4, hold the Indemnitee harmless from and against any and all Damages caused by or arising out of any settlement approved by the indemnifying Party or any judgment in connection with such Third Party Claim. Without the written consent of the Indemnitee, the indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include an unconditional and complete release of the Indemnitee by the claimant or plaintiff making the Third Party Claim without the imposition of any injunction or other equitable relief against the Indemnitee. The Indemnitee may participate in such defense or settlement through its own counsel, but at its own expense provided that if there is an actual conflict of interest between Indemnitee and the indemnifying party with respect to such Third Party Claim, the Indemnitee may retain its own counsel at the indemnifying party's expense.

               9.3.3 FAILURE TO ASSUME DEFENSE. Failure by the indemnifying Party to notify the Indemnitee of its election to assume the defense of any Third Party Claim within thirty (30) days after its receipt of notice thereof pursuant to Section 9.3.1 shall be deemed a waiver by the indemnifying Party of its right to assume the defense of such Third Party Claim. In such event, the Indemnitee may defend against such Third Party Claim in any manner it deems appropriate. The Indemnitee may settle such Third Party Claim or consent to the entry of any judgment with respect thereto, provided that it acts in good faith and in a commercially reasonable manner.

               9.3.4 ACCESS TO PROPERTIES  FOR  ENVIRONMENTAL  PURPOSES.  In the
          event either the Seller, Class B Partner or General Partner is required under the terms of this Section 9.1 to indemnify the Buyer Indemnitees regarding any environmental matter or any breaches or defaults of the environmental representations and warranties in
          Section 2.15 that would require the Seller or General Partner to have access to the property then owned or leased by the Buyer Indemnitees, Seller, Class B Partner or General Partner must negotiate an access agreement with the Buyer Indemnitees, to the Buyer Indemnitees' satisfaction, to effectuate the Seller's, Class B Partner's or General Partner's indemnity obligations herein. Buyer Indemnitees shall have the right, in their sole discretion, to control any required investigations, studies, remediation and monitoring at the Seller's, Class B Partner's or General Partner's expense. In the event the Buyer Indemnitees elect to allow the Seller, Class B Partner or General Partner to control such activities, they shall carry out such work in a manner consistent with the requirements of the relevant Governmental Authority, in a timely and diligent fashion, and shall remediate any property to cleanup levels acceptable to Buyer and in compliance with Environmental Law. There shall be no deed restriction, or other limitation upon the further use of any real property, or any type of notice recorded in the title records regarding any residual contamination without the Buyer Indmenitees' consent.

     9.4 SURVIVAL. Neither Party shall have any obligation to indemnify any Indemnitee pursuant to Sections 9.1.1 or 9.2.1 for the breach of any representation or warranty unless such Indemnitee has given written notice to such Party of such breach in accordance with Section 9.3.1 prior to the expiration of three (3) years after the Closing Date, in the case of all representations and warranties except:

          (a) those representations and warranties set forth in Section 2.15 in respect of which such notice must be given prior to the fifth anniversary of the Closing Date;

          (b) those  representations  and  warranties  set forth in Section 2.4,
     Section 2.5 or Section 3.2 which shall survive indefinitely; and

          (c) those representations and warranties set forth in Section 2.18 which shall survive until the expiration of the statutory limitation periods pertaining to the respective events which may constitute a breach of such representations and warranties.

     9.5 RIGHTS CUMULATIVE. The rights of the Parties under this Article 9 shall be deemed to be in addition to such other rights as they may have under this Agreement or otherwise to the extent not inconsistent with this Article 9.

     9.6 OTHER INDEMNITEES. Buyer shall cause Buyer Indemnitees, and Seller, Class B Partner and General Partner shall cause Seller Indemnitees, to comply with the provisions and to abide by the limitations set forth in this Article 9.

                                   ARTICLE 10
                                  MISCELLANEOUS

     10.1 SEVERABILITY. If any provision of this Agreement as applied to any Party or to any circumstance shall be held invalid, illegal or unenforceable by any court of competent jurisdiction, (i) the validity, legality and enforceability of the remaining provisions of this Agreement will remain in full force and effect and (ii) the application of such provision to any other part or to any other circumstance shall not be affected or impaired thereby.

     10.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Parties; provided, however, that neither this Agreement nor any of the rights or obligations thereunder may be assigned by any Party without the prior written consent of the other Party. Any assignment in violation of this
Section 10.2 shall be null and void.

     10.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall for all purposes be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.

     10.4 HEADINGS. The table of contents, captions and headings used in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof.

     10.5 WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the Party which is entitled to the benefits thereof. Neither the failure nor any delayby any Party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

     10.6 NO THIRD-PARTY BENEFICIARIES. Nothing in this Agreement shall create or confer upon any Person, other than the Parties or their respective successors and permitted assigns, any legal or equitable rights, remedies, obligations, liabilities or claims under or with respect to this Agreement, except as expressly provided herein.

     10.7 NOTICES. Unless otherwise provided herein, any notice, request, waiver, instruction, consent or other document or communication required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given and received (a) when delivered by hand (with written confirmation of receipt); (b) when sent by facsimile transmission, provided it is also sent by verifiable overnight delivery service not later than the next day; or (c) when received by the addressee, if sent by verifiable overnight delivery service, as follows:

          If to Seller, Class B Partner, General Partner or the Company:

                 c/o Cappelli Enterprises, Inc.
                 115 Stevens Avenue
                 Valhalla, New York  10595
                 Attention: Louis R. Cappelli
                 Telephone: 914-769-6500
                 Facsimile: 914-747-2743


          with a copy to:

                 Delbello, Donnellan, Weingarten, Tartaglia, Wise and Wiederkehr One North Lexington Avenue
                 White Plains, New York 10601
                 Attention: Alfred E. Donnellan
                 Telephone: (914) 671-0200 Facsimile:
                 (914) 684-0288

               with a copy to:

          If to Buyer:

                 Entertainment Properties Trust
                 30 West Pershing Road, Suite 201
                 Kansas City, Missouri 64108
                 Attention: David Brain
                 Telephone: 816-472-1700
                 Facsimile: 816-472-5794

          with a copy to:

                 Shook, Hardy & Bacon, LLP
                 1010 Grand Boulevard, Fifth Floor
                 Kansas City, Missouri 641056
                 Attention: Craig Evans
                 Telephone: 816-329-6178
                 Facsimile: 816-842-3190


or at such other address or facsimile number for a Party as shall be specified in writing by that Party.

     10.8 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the Laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction, without regard to conflicts of law principles.

     10.9 INTERPRETATION.

               10.9.1 Unless specifically stated otherwise, references to Articles, Sections, Exhibits and Schedules refer to Articles, Sections, Exhibits and Schedules in this Agreement. References to "includes" and "including" mean "includes without limitation" and "including without limitation."

               10.9.2 No provision of this Agreement shall be interpreted in favor of, or against, either of the Parties by reason of the extent to which either such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

     10.10 PUBLIC ANNOUNCEMENTS. Seller and Buyer shall agree on the terms of any press releases or other public announcements related to this Agreement and shall consult with each other before issuing any press releases or other public announcements related to this Agreement. In addition, the Parties agree to consult with, and provide commercially reasonable cooperation to, each other with respect to the form and content of any communication to employees, customers, suppliers and others having dealings with the Company concerning this Agreement and the transactions contemplated thereby through the Closing Date.

     10.11 ENTIRE AGREEMENT. This Agreement, together with the Schedules and Exhibits hereto, constitutes the sole understanding of the Parties with respect to the matters contemplated hereby and thereby and supersedes and renders null and void all prior agreements and understandings, written and oral, between the Parties with respect to the subject matter hereof and thereof. No Party shall be liable or bound to any other Party in any manner by any promises, conditions, representations, warranties, covenants, agreements and understandings, except as specifically set forth herein or therein.

     10.12 AMENDMENT. No amendment, modification or alteration of the terms or provisions of this Agreement, including any Schedules and Exhibits, shall be binding unless the same shall be in writing and duly executed by the Party against whom such amendment, modification or alteration is sought to be enforced.

                                   ARTICLE 11
                                   DEFINITIONS

     For purposes of this Agreement, the terms set forth below shall have the following meanings:

     11.1   "ACCOUNTS   RECEIVABLE"   means  all  accounts   receivable,   trade
receivables, notes receivable and other receivables, which in any case are payable as a result of any obligation under any lease by or as a result of goods sold or services provided, or billed for, by the Company in connection with the Business, net of reserves determined in accordance with the historical practice of the Company.

     11.2 "ACTION" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or arbitrator.

     11.3  "AFFILIATE  " means:

               11.3.1 with respect to any Person which is a business entity:

          (a) any Person owning or holding, directly or indirectly, 10% or more of the equity capital in such business entity, or

          (b) any Person in which such business entity owns or holds, directly or indirectly, 10% or more of the equity capital;

               11.3.2 with respect to any Person which is a trust or similar entity:

          (a) any trustee or other fiduciary of such trust or similar entity; or

          (b) any direct or indirect beneficiary of such trust or similar entity;

               11.3.3 with respect to any natural Person, any spouse, parent, child, grandchild grandparent, brother or sister of such Person.

     11.4 "AGREEMENT" means this Agreement, together with the Schedules and Exhibits

     11.5 "BUSINESS" means all business conducted by the Company prior to the Closing Date.

     11.6 "BUYER" shall have the meaning set forth in the first paragraph of this Agreement.

     11.7 "BUYER INDEMNITEES" shall have the meaning set forth in Section 9.1.

     11.8 "CAPITAL CONTRIBUTION" shall mean the total capital contributed to the Company by a partner, as and when contributed.

     11.9 "CLASS A INTERESTS " shall have the meaning set forth in the recitals hereto.

     11.10 "CLASS B INTERESTS" shall have the meaning set forth in the recitals hereto.

     11.11 "CLASS B PARTNER" shall have the meaning set forth in the first paragraph of this Agreement.

     11.12 "CLOSING" means the consummation of the transactions contemplated hereby.

     11.13 "CLOSING DATE" shall have the meaning set forth in Section 1.5.1.

     11.14 "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued thereunder.

     11.15 "CONSENT" means a consent, approval, authorization, waiver or notification from any Person, including without limitation German American Capital Corporation, New York State Urban Development Corporation, d/b/a Empire State Development Corporation, and any Governmental Authority.

     11.16   "CONTRACTS"   means   all   contracts,   agreements,   undertakings
instruments, leases, licenses, commitments and arrangements, except Permits.

     11.17 "DAMAGES" means all losses, claims, damages, costs, fines, penalties, obligations, payments and Liabilities (including those arising out of any Action), together with all reasonable costs and expenses (including reasonable outside attorneys' fees and reasonable outof-pocket expenses) incurred in connection with any of the foregoing.

     11.18 "DOLLARS" or "$" means lawful currency of the United States.

     11.19 "ENVIRONMENT" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     11.20 "ENVIRONMENTAL LAW" means any Law relating to the protection, investigation or restoration of the Environment, including but not limited to any Law that relates to:

               11.20.1 Hazardous  Substances,  including without  limitation the
          generation,    release,   presence,   control,   storage,   treatment,
          transportation, handling or disposal of Hazardous Substances;

               11.20.2   Other  health  and  safety   issues   relating  to  the
          Environment; or

               11.20.3 Noise, odor, pollution, contamination and other conduct and conditions affecting the Environment. Without in any way limiting the above definition, the term Environmental Law shall include the federal Water Pollution Control Act, the Clean Air Act, the Toxic Substances Control Act, the Solid Waste Disposal Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Emergency Planning and Community Right-To-Know Act and the Safe Drinking Water Act, and the rules and regulations promulgated thereunder.

     11.21 "GENERAL PARTNER" shall have the meaning set forth in the first paragraph of this Agreement.

     11.22 "GP INTERESTS " shall have the meaning set forth in the recitals hereto.

     11.23   "GOVERNMENTAL   AUTHORITY"  means  any  federal,   state  or  local
government, any of its subdivisions, agencies, authorities, commissions, boards or bureaus, any federal, state or local court or tribunal and any arbitrator.

     11.24 "GROUND LEASE " means that certain lease, dated January 30, 1998, between the City of New Rochelle Industrial Development Agency, as lessor, and New Roc Associates, L.P., as Lessee.

     11.25 "HAZARDOUS SUBSTANCE" means any substance that is listed, classified or regulated pursuant to any Environmental Law, and includes without limitation any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls or radioactive materials or radon.

     11.26 "INCOME TAX" means any federal, state, local or foreign income, alternative minimum, franchise or other similar Tax, duty, governmental charge or assessment imposed by or on behalf of any Governmental Authority that is based on or measured by income (including, interest and penalties on any of the foregoing).

     11.27 "INCOME TAX RETURNS" means any Returns with respect to Income Tax.

     11.28 "INDEMNITEE" shall have the meaning set forth in Section 9.3.1.

     11.29 "INTELLECTUAL PROPERTY" means trademarks, service marks, patents, patent applications, software, registered copyrights and applications therefor.

     11.30 "LAW" means any federal, state, local or other statute, rule, regulation or ordinance.

     11.31 "LC NEW ROC LP " shall have the meaning set forth in the recitals hereto.

     11.32 "LEASE" means any lease or sublease of real or personal property.

     11.33 "LEASED PERSONAL PROPERTY" means all right, title and interest of the Company, as lessee, in and to any personal property leased to the Company and used exclusively in the conduct of the Business.

     11.34 "LEASED REAL PROPERTY" shall have the meaning set forth in Section 2.10.2.

     11.35 "LIABILITY" means any debt, obligation, duty or liability of any nature (including any undisclosed, unfixed, unliquidated, unsecured, unmatured, unaccrued, unasserted, contingent, conditional, inchoate, implied, vicarious, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP.

     11.36 "LIEN" means any lien, mortgage, deed of trust, security interest, charge, pledge, retention of title agreement, easement, encroachment, condition, reservation, covenant or other encumbrance affecting title or the use, benefit or value of the asset'-in question.

     11.37 "MANAGEMENT AGREEMENT" shall have the meaning set forth in Section 1.5.2.

     11.38  "MATERIAL  CONTRACTS"  shall have the  meaning  set forth in Section
2.13.

     11.39 "MATERIAL LEASE" means (i) all Leases pursuant to which the Company is the lessor or sub-lessor thereunder; and (ii) a Lease relating to Leased Personal Property involving a term of more than one (1) year or rental obligations exceeding $5,000 per annum.

     11.40 "ORGANIZATIONAL DOCUMENTS" means the limited partnership agreement, articles of organization, certificates of incorporation, bylaws or operating agreement, as applicable, of the Parties and any amendments to such documents.

     11.41 "ORDER" means any order, judgment, injunction, decree, determination or award of any Governmental Authority or arbitrator.

     11.42 "OTHER LAW" means any Law applicable to the Business of the Company other than an Environmental Law or a law relating to Taxes.

     11.43 PARTNERSHIP AGREEMENT" shall have the meaning set forth in Section 1.5.2.

     11.44 "PARTY" means each of Seller, GP Buyer, Class A Buyer, General Partner, and the Company and "Parties" means Seller, Buyer, General Partner, and the Company collectively.

     11.45  "PERMIT"  means  any  permit,  license,   certificate  (including  a
certificate of occupancy) registration, authorization or approval issued by a Governmental Authority.

     11.46 Intentionally Omitted.

     11.47 "PERSON" means any natural person, corporation, partnership, limited liability company, limited liability partnership, trust, trustee, business trust, unincorporated organization or other entity.

     11.48 "PURCHASE PRICE" shall have the meaning set forth in Section 1.3.

     11.49 "REAL PROPERTY" means the Leased Real Property, collectively.

     11.50 "RELEASE " means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Substances (including the abandonment or discharging of barrels, containers or other closed receptacles containing Hazardous Substances) into the environment.

     11.51 "RETURNS" shall have the meaning set forth in Section 2.18.

     11.52 "SELLER" shall have the meaning set forth in the first paragraph of this Agreement.

     11.53 "SELLER INDEMNITEES" shall have the meaning set forth in Section 9.2.

     11.54 "SURVEY" shall have the meaning set forth in Section 2.10.13

     11.55 "TAX" or "TAXES" means all income, profits, franchise, gross receipts, capital, sales, use, withholding, value added, ad valorem, transfer, employment, social security, disability, occupation, property, severance, production, excise and other taxes, duties and similar governmental charges and assessments imposed by or on behalf of any Governmental Authority (including interest and penalties thereon).

     11.56 "TAX LAWS" means the Code and all other Laws relating to Taxes.

     11.57  "THIRD  PARTY  CLAIM"  shall have the  meaning  set forth in Section
9.3.2.



     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date set forth above.

                                  EPT NEW ROC, LLC


                                  By:  /s/ David M. Brain
                                     -----------------------------------
                                       David M. Brain


                                  EPT NEW ROC GP, INC.


                                  By:  /s/ Davod M. Braom
                                     -----------------------------------
                                       David M. Brain


                                  DKH-NEW ROC ASSOCIATES, LP
                                  DKH-New Roc, Inc., its general partner


                                  By:  /s/ Louis R. Cappelli
                                     -----------------------------------
                                       Louis R. Cappelli, President


                                  NEW ROC ASSOCIATES, L.P.
                                  LC New Roc, Inc., Its General Partner


                                  By:  /a/ Louis R. Cappelli
                                     ------------------------------------
                                       Louis R. Cappelli, President


                                  LC NEW ROC, Inc.


                                  By:  /a/ Louis R. Cappelli
                                     ------------------------------------
                                       Louis R. Cappelli, President